Exhibit 99.1

FOR IMMEDIATE RELEASE

Hill International Reports First Quarter 2017 Financial Results;

Philadelphia, PA — May 3, 2017 — Hill International (NYSE:HIL), the global leader in managing construction risk, announced today financial results for the first quarter ended March 31, 2017 (see attached tables). On December 20, 2016, Hill entered into a Definitive Stock Purchase Agreement (the “Definitive Agreement”) to sell its Construction Claims Group (“CCG”), which is expected to close and fund on May 5, 2017.  Accordingly, the financial results of CCG, together with all interest expense related to Hill’s existing senior credit facilities, which will be paid off and terminated upon closing of the sale, have been presented as discontinued operations for all periods presented.  On May 3, 2017, the parties to the Definitive Agreement entered into an amendment to the Definitive Agreement providing for, among other things, a closing and funding date of May 5, 2017, a reduction of the purchase price of $7.0 million, from $147.0 million to $140.0 million, an increase in the working capital that the Company must deliver to Bridgepoint of $3.0 million, from $35.4 million to $38.4 million, and additional specific indemnification of the buyer relating to certain potential CCG liabilities.  Simultaneously with the closing of the sale of the CCG, the Company expects to enter into a new credit facility.

Total revenue for the first quarter of 2017 was $107.6 million, a decrease of 19.9% from the first quarter of 2016.  Consulting fee revenue for the first quarter was $95.9 million, a 17.7% decrease from last year’s first quarter.  Lower consulting fee revenue was driven primarily by declines of 36.7% and 41.5% in Hill’s Middle East and Latin America operations, respectively, partially offset by an increase of 16.9% in the U.S. operations.

Operating loss for the first quarter was ($0.5 million) compared to an operating profit of $2.7 million in the prior year’s first quarter.  Net loss from continuing operations was ($1.4 million), or ($0.03) per diluted share, compared to net earnings from continuing operations of $2.3 million or $0.04 per diluted share, during the prior year’s first quarter.  Net loss from discontinued operations for the first quarter was ($5.7 million), or ($0.11) per diluted share, compared to a net loss from discontinued operations of ($0.9 million), or ($0.02) per diluted share, in the first quarter of 2016.  Net loss for the first quarter was ($7.1 million) or ($0.14) per diluted share, compared to net earnings of $1.5 million, or $0.03 per diluted share, in the first quarter of 2016.  EBITDA (as defined below) for the first quarter was $1.0 million compared to EBITDA of $4.6 million in the first quarter of 2016.

Unusual expenses totaling $1.7 million, or $.03 per diluted share, adversely impacted Hill’s profitability during the first quarter of 2017. These unusual expenses were recorded in the net loss from discontinued operations and included $1.3 million in legal and other professional fees and expenses in connection with the CCG divestiture and $0.4 million contingency for potential tax liabilities related to CCG operations in certain foreign jurisdictions.

The company’s Project Management Group’s total backlog at March 31, 2017 was $883 million, up 6.3% from $831 million at December 31, 2016.  Twelve-month backlog at March 31, 2017 was $324 million, down 3.0% from $334 million at December 31, 2016.  Our net bookings during the first quarter of 2017 of $149,000,000 equates to a book-to-bill ratio of 155%, which exceeds our goal of at least 110%.

2017 Guidance

Based on current market conditions and the backlog amounts described above, the Company reiterates its previously issued guidance that consulting fee revenue in 2017 will be between $400 million and $425 million.

This guidance reflects an approximate 2% to 8% decrease in consulting fee revenue for the year compared to 2016.

Conference Call

Paul J. Evans, Hill’s Interim Chief Executive Officer, and John Fanelli III, Hill’s Executive Vice President and Chief Financial Officer, will host a conference call on May 4, 2017, at 11:00 am Eastern Time to discuss the financial results for the first quarter ended March 31, 2017 and the amendment of the Definitive Agreement.  Interested parties may participate in the call by dialing (877) 423-9820 (Domestic) or (201) 493-6749 (International) approximately 10 minutes before the call is scheduled to begin and ask to be connected to the Hill International conference call.  The conference call will also be broadcast live over the Internet.  To listen to the live call, please go to the “Investor” section of Hill’s website at www.hillintl.com, and click on “Financial Information,” and then “Conferences and Calls”.  Please go to the website at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to participate in the live call, the conference call will be archived and can be accessed from Hill’s website for approximately 90 days.

About Hill International

Hill International, with 3,300 professionals in 60 offices worldwide, provides program management, project management, construction management and other consulting services primarily to the buildings, transportation, environmental, energy and industrial markets.  Engineering News-Record magazine recently ranked Hill as the eighth largest construction management firm in the United States.  For more information on Hill, please visit our website at www.hillintl.com.

The Hill International logo is available at:

http://www.globenewswire.com/newsroom/prs/?pkgid=5733.

Forward-Looking Statements

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby. Except for historical information, the matters set forth herein including, but not limited to, any projections of revenues, earnings or other financial items; any statements concerning our plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results to differ materially from estimates or projections contained in our forward-looking statements are set forth in the Risk Factors section and elsewhere in the reports we have filed with the Securities and Exchange Commission, including that unfavorable global economic conditions may adversely impact our business, our backlog many not be fully realizable as revenue and our expenses may be higher than anticipated. We do not intend, and undertake no obligation, to update any forward-looking statement.

Hill International, Inc.

John P. Paolin

Senior Vice President of Marketing and

Corporate Communications

(215) 309-7710

johnpaolin@hillintl.com

The Equity Group Inc.

Devin Sullivan

Senior Vice President

(212) 836-9608

dsullivan@equityny.com

(HIL-F)

HILL INTERNATIONAL, INC. AND SUBSIDIARIES

EARNINGS RELEASE TABLES

(In 000’s, except per share data)

(Unaudited)

Consolidated Statement of Operations

	Three Months Ended March 31,
	2017	2016
Consulting fee revenue	$95,913	$116,579
Reimbursable expenses	11,656	17,791
Total revenue	107,569	134,370

Cost of services	61,548	75,510
Reimbursable expenses	11,656	17,791
Total direct expenses	73,204	93,301

Gross profit	34,365	41,069

Selling, general and administrative expenses	34,865	38,398
Share of loss (profit) of equity method affiliates	34	(15)

Operating (loss) profit	(534)	2,686

Interest and related financing fees, net	197	213
(Loss) earnings before income taxes	(731)	2,473

Income tax expense	654	166
(Loss) earnings from continuing operations	(1,385)	2,307

Loss from discontinued operations	(5,665)	(853)

Net (loss) earnings	(7,050)	1,454

Less: net earnings - noncontrolling interests	61	4

Net (loss) earnings attributable to Hill International, Inc.	$(7,111)	$1,450

Basic (loss) earnings per common share from continuing operations	(0.03)	0.04
Basic loss per common share from discontinued operations	(0.11)	(0.02)
Basic (loss) earnings per common share - Hill International, Inc.	$(0.14)	$0.03

Basic weighted average common shares outstanding	51,860	51,631

Diluted (loss) earnings per common share from continuing operations	(0.03)	0.04
Diluted loss per common share from discontinued operations	(0.11)	(0.02)
Diluted (loss) earnings per common share - Hill International, Inc.	$(0.14)	$0.03

Diluted weighted average common shares outstanding	51,860	51,722

Selected Other Financial Data

	Three Months Ended March 31,
	2017	2016
Consulting fee revenue	$95,913	$116,579
Total revenue	$107,569	134,370
Gross profit	$34,365	$41,069
Gross profit as a percentage of consulting fee revenue	35.8%	35.2%
Selling, general and administrative expenses (excluding corporate expenses)	$26,447	$29,064
Selling, general and administrative expenses (excluding corporate expenses) as a percentage of consulting fee revenue	27.6%	24.9%
Corporate expenses	$8,418	$9,334
Corporate expenses as a percentage of consulting fee revenue	8.8%	8.0%
Operating (loss) profit before share of loss (profit) of equity method affiliate	$(500)	$2,671
Share of loss (profit) of equity method affiliate	$(34)	$15
Operating (loss) profit	$(534)	$2,686
Operating (loss) profit as a percent of consulting fee revenue	(0.6)%	2.3%
Effective income tax rate	(89.5)%	6.7%

Selected Balance Sheet Data

	March 31, 2017	December 31, 2016

Cash and cash equivalents	$20,413	$25,637
Accounts receivable, net	166,468	164,554
Current assets held for sale	53,351	54,651
Current assets	261,810	266,171
Noncurrent assets held for sale	33,353	33,298
Total assets	397,542	401,208
Current liabilities held for sale	25,906	28,210
Current liabilities	134,521	140,104
Noncurrent liabilities held for sale	3,851	4,679
Total debt	155,300	144,103

Stockholders’ equity:
Hill International, Inc. share of equity	82,234	88,370
Noncontrolling interests	2,144	2,016
Total equity	$84,378	$90,386

EBITDA Reconciliation

EBITDA, a non-GAAP performance measure used by management, is defined as net earnings plus interest expense, income tax expense and depreciation and amortization, as shown in the table below. EBITDA does not purport to be an alternative to net earnings as a measure of financial and operating performance or ability to generate cash flows from operations that are available for taxes and capital expenditures. Because not all companies use identical calculations, this presentation of EBITDA may not be comparable to other similarly-titled measures of other companies. We use, and we believe investors benefit from the presentation of, EBITDA in evaluating our operating performance because it provides us and our investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our core operations. We believe that EBITDA is useful to investors and other external users of our financial statements in evaluating our operating performance because EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, and depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Using EBITDA as a performance measure has material limitations as compared to net earnings, or other financial measures as defined under U.S. GAAP as it excludes certain recurring items which may be meaningful to investors. EBITDA excludes interest expense; however, as we have borrowed money in order to finance transactions and operations, interest expense is an element of our cost structure and can affect our ability to generate revenue and returns for our stockholders. Further, EBITDA excludes depreciation and amortization; however, as we use capital and intangible assets to generate revenues, depreciation and amortization are a necessary element of our costs and ability to generate revenue. Finally, EBITDA excludes income taxes; however, as we are organized as a corporation, the payment of taxes is a necessary element of our operations. As a result of these exclusions from EBITDA, any measure that excludes interest expense, depreciation and amortization and income taxes has material limitations as compared to net earnings. When using EBITDA as a performance measure, management compensates for these limitations by comparing EBITDA and net earnings in each period, so as to allow for the comparison of the performance of the underlying core operations with the overall performance of the company on a full-cost, after-tax basis. Using both EBITDA and net earnings to evaluate the business allows management and investors to (a) assess our relative performance against our competitors and (b) monitor our capacity to generate returns for our stockholders.

A reconciliation of EBITDA to the most directly comparable GAAP measure follows (in thousands):

	Three Months Ended March 31,
	2017	2016

Net (loss) earnings from continuing operations	$(1,446)	$2,303
Interest expense, net	197	213
Income tax expense	654	166
Depreciation and amortization	1,566	1,878
EBITDA	$971	$4,560